UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020 (July 23, 2020)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Forward Air Corporation (the “Company” or “Forward”) has appointed Scott E. Schara, 53, to serve as the Company’s Chief Commercial Officer effective as of August 31, 2020.

Tom Schmitt, Chairman, President and CEO said, “Scott is a world-class leader with a surgical approach to driving profitable revenue and growth. His broad understanding of the surface transportation landscape coupled with his ability to create high-performance sales teams and develop high-value strategies makes him a perfect fit for Forward as we enter a new stage of growth. We are thrilled to have him on board.”

Prior to joining the Company, Mr. Schara served as Chief Commercial Officer of Coyote Logistics Inc. (“Coyote Logistics”) since June 2019 and in other various leadership positions of increasing responsibility since he began his career at Coyote Logistics in 2010, including President, Global Sales and Executive Vice President, Strategic Accounts. From 2008 to 2010, Mr. Schara served as Assistant Vice President of Enterprise Development at Hub Group, Inc. (“Hub Group”) and as Regional Sales Manager at Hub Group from 2005 to 2008. Mr. Schara held various other leadership positions at Alliance Shippers, Inc. from 2004 to 2005, The Home Depot, Inc. from 2000 to 2004 and at Exel Logistics, Inc. from 1995 to 2000. Mr. Schara holds a Master of Science Degree in intermodal transportation management from The University of Denver and a Bachelor of Science degree in marketing from Canisius College.

Mr. Schara’s offer letter with the Company, dated July 23, 2020 (the “Offer Letter”), provides that, among other things, he will be:

•	entitled to an annual base salary of $500,000;

•	eligible to participate in the Company’s annual cash incentive plan with a target annual cash incentive amount equal to 75% of his annual base salary;

•	entitled to a one-time $153,000 sign-on bonus;

•
entitled to receive a one-time equity grant under the Company’s 2016 Omnibus Incentive Compensation Plan (“Omnibus Plan”) of time-based vesting restricted stock having a fair market value of $220,000 on the date of grant;

•	eligible to receive future long-term incentive awards under the Omnibus Plan; and

•	eligible to receive severance pursuant to the terms and conditions of the Company’s Executive Severance Plan.

The foregoing is a summary description of certain terms of the Offer Letter and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 and incorporated herein by reference.

Mr. Schara does not have any material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no understanding or arrangement between Mr. Schara and any other person or persons with respect to his appointment and there are no family relationships between Mr. Schara and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Report.

No.	Exhibit
10.1	Scott E. Schara Offer Letter, dated as of July 23, 2020.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: July 27, 2020	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer and Treasurer